Exhibit 99.1

Viad Corp Reports 2019 Fourth Quarter and Full Year Results

GES and Pursuit deliver solid revenue growth in the 2019 fourth quarter

Pursuit full year 2019 revenue up 20% from organic growth and acquisitions

Significant growth expected in 2020 at GES and Pursuit

PHOENIX, February 6, 2020 -- Viad Corp (NYSE: VVI) today announced fourth quarter and full year 2019 results that reflect continued business growth and contributions from the Mountain Park Lodges acquisition.

	Q4 2019	Q4 2018	y-o-y Change	Full Year 2019	Full Year 2018	y-o-y Change
$ in millions, except per share data
Revenue	$321.3	$296.9	8.2%	$1,371.7	$1,296.2	5.8%
Organic Revenue*	318.5	296.9	7.3%	1,365.1	1,296.2	5.3%

Net Income (Loss) Attributable to Viad	$(5.4)	$(2.3)	**	$22.0	$49.2	-55.2%
Income (Loss) Before Other Items*	(0.2)	(1.8)	86.5%	50.4	47.7	5.6%

Net Income (Loss) Attributable to Viad per Share	$(0.31)	$(0.12)	**	$1.02	$2.40	-57.5%
Income (Loss) Before Other Items per Share*	(0.01)	(0.09)	88.9%	2.48	2.34	6.0%

Adjusted Segment Operating Income*	$1.7	$4.1	-59.2%	$94.0	$89.7	4.8%
Adjusted Segment EBITDA*	16.5	16.5	-0.1%	152.7	146.3	4.4%

**Change is greater than +/- 100 percent.

Steve Moster, president and chief executive officer, commented, “GES and Pursuit both finished 2019 with solid fourth quarter revenue growth.  Our full year results reflect continued organic revenue growth at both businesses, as well as contributions from acquisitions during the year.  At Pursuit, we accelerated our pace of growth with investments in new experiences, and GES continues to drive growth within the corporate event space with a differentiated end-to-end offering.  We expect significant growth in 2020 as GES benefits from favorable show rotation and our new Pursuit experiences continue to attract additional visitors.”

Full Year

•	Full year revenue of $1.4 billion increased $75.5 million (5.8%) year-over-year, or $68.9 million (5.3%) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
o	The increase in organic revenue is due to continued organic growth at both GES and Pursuit, partially offset by negative show rotation at GES of about $15 million.
o	Pursuit acquisitions completed during 2019 contributed revenue of $19.9 million.
o	Exchange rate variances had an unfavorable impact on revenue of $13.3 million.
•

The increases in full year adjusted segment operating income and adjusted segment EBITDA were primarily driven by the increase in revenue, partially offset by higher accruals for performance-based incentives, the revenue mix at GES, and additional costs to support the growth initiatives of Pursuit.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•

Income before other items was higher than the prior year primarily due to a lower effective tax rate and the increase in adjusted segment operating income, partially offset by higher interest expense and an increase in income attributable to noncontrolling interests.

•

The GAAP-basis net income attributable to Viad also included an $11.7 million, after-tax, charge related to our withdrawal from the Central States Pension Plan, a $6.4 million, after-tax, charge related to a legal settlement, higher restructuring charges due to GES simplification actions, and a $4.3 million, after-tax, asset impairment charge.

Fourth Quarter

•

Fourth quarter revenue of $321.3 million increased $24.4 million (8.2%) year-over-year, or $21.6 million (7.3%) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).

o	The increase in organic revenue is primarily due to continued organic growth at both GES and Pursuit.
o	Pursuit acquisitions completed during 2019 contributed revenue of $3.8 million.
o	Exchange rate variances had an unfavorable impact on revenue of $1.0 million.
•

Adjusted segment EBITDA remained essentially flat year-over-year as revenue growth was offset primarily by accruals for performance-based incentives earned in 2019, the revenue mix at GES, and increased costs to support continued growth at Pursuit. The decrease in adjusted segment operating income also reflects higher depreciation and amortization expense primarily related to Pursuit growth investments.

•	The loss before other items decreased primarily due to a higher tax benefit, partially offset by lower adjusted segment operating results and higher interest expense.
•	The GAAP-basis net loss attributable to Viad also included a $4.3 million, after-tax, asset impairment charge primarily related to the GES EMEA segment.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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GES Results

Moster said, “GES finished 2019 with solid revenue growth and operating results that were in line with our prior guidance.  During the year, we undertook various actions that will position GES for greater success in the years to come, including restructurings in North America and EMEA to streamline and improve the cost structure.  We also continued to make selective investments in people and capabilities to support our growth within corporate events and to drive productivity gains in our service delivery.  With a very strong show rotation schedule in 2020, we expect to drive significant growth in EBITDA and cash flow at GES this year.”

	Q4 2019	Q4 2018	y-o-y Change	Full Year 2019	Full Year 2018	y-o-y Change
$ in millions
Revenue	$299.6	$281.8	6.3%	$1,148.9	$1,110.9	3.4%
North America Organic Revenue*	237.2	226.0	4.9%	937.6	909.8	3.1%
EMEA Organic Revenue*	69.4	61.0	13.8%	243.1	218.2	11.4%

Adjusted Segment Operating Income*	$10.5	$8.9	18.8%	$35.9	$39.8	-9.6%
Adjusted Segment Operating Margin*	3.5%	3.1%	40 bps	3.1%	3.6%	-50 bps

Adjusted Segment EBITDA*	$19.1	$17.9	6.5%	$71.5	$77.7	-7.9%
Adjusted Segment EBITDA Margin*	6.4%	6.4%	0 bps	6.2%	7.0%	-80 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			2.5%			1.3%
Show Rotation Revenue Change - North America (approx.)(2)			$1			$(27)
Show Rotation Revenue Change - EMEA (approx.)(2)			$4			$12

(1)

Base same-shows are defined as shows produced by GES out of the same U.S. city during the same quarter in both the current year and prior year.  Base same-shows represented 26.3% and 29.7% of GES North America’s organic revenue during the 2019 fourth quarter and full year, respectively.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

GES Full Year

•	Full year GES revenue of $1.1 billion increased $38.0 million (3.4%) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased $49.1 million (4.4%).
o

North America organic revenue increased $27.9 million (3.1%) primarily due to continued growth from corporate clients and other new client wins, partially offset by negative show rotation of approximately $27 million.

o	EMEA organic revenue increased $24.9 million (11.4%) primarily due to positive show rotation of approximately $12 million, new client wins, and growth from the underlying business.
•	Full year GES adjusted segment operating income of $35.9 million* decreased $3.8 million year-over-year, and $3.4 million on an organic basis.
o	North America organic adjusted segment operating income of $27.9 million* decreased by $2.3 million primarily due to accruals for performance-based incentives earned in 2019 and the revenue mix.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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o

EMEA organic adjusted segment operating income of $8.5 million* decreased $1.1 million primarily due to the revenue mix, the timing of certain expenses, and accruals for performance-based incentives earned in 2019.

•	Exchange rate variances had a negative impact of $11.2 million on revenue and $0.4 million on adjusted segment operating income.

GES Fourth Quarter

•	Fourth quarter GES revenue of $299.6 increased $17.9 million (6.3%) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased $18.8 million (6.7%).
o	North America organic revenue increased $11.2 million (4.9%) primarily due to growth from corporate clients and other new business wins.
o	EMEA organic revenue increased $8.4 million (13.8%) primarily due to positive show rotation of approximately $4 million, new client wins, and growth from the underlying business.
•	Fourth quarter GES adjusted segment operating income of $10.5 million* increased $1.7 million year-over-year, and $1.9 million on an organic basis.
o

North America organic adjusted segment operating income of $5.1 million* increased by $0.1 million driven by higher revenue, mostly offset by the revenue mix and accruals for performance-based incentives earned in 2019.

o

EMEA organic adjusted segment operating income of $5.8 million* increased $1.8 million primarily due to the increase in revenue, partially offset by accruals for performance-based incentives earned in 2019.

•	Exchange rate variances had a negative impact of $0.9 million on revenue and $0.3 million on adjusted segment operating income.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Pursuit Results

Moster said, “Pursuit delivered solid results for its seasonally slow fourth quarter, and strong full year revenue growth of 20 percent.  Pursuit’s experiences continue to receive great visitor feedback and recognition within the leisure travel industry.  During 2019, we accelerated Pursuit’s growth trajectory with several new experiences, acquiring eight lodging properties, and commencing plans to open three new world-class attractions over the next three years.”

	Q4 2019	Q4 2018	y-o-y Change	Full Year 2019	Full Year 2018	y-o-y Change
$ in millions
Revenue	$21.7	$15.2	43.1%	$222.8	$185.3	20.3%
Organic Revenue*	17.9	15.2	18.2%	205.1	185.3	10.7%

Adjusted Segment Operating Income (Loss)*	$(8.8)	$(4.7)	-86.5%	$58.0	$49.9	16.3%
Adjusted Segment Operating Margin*	-40.8%	-31.3%	-950 bps	26.0%	26.9%	-90 bps

Adjusted Segment EBITDA*	$(2.5)	$(1.4)	-84.4%	$81.2	$68.6	18.3%
Adjusted Segment EBITDA Margin*	-11.7%	-9.1%	-260 bps	36.4%	37.0%	-60 bps

Key Performance Indicators:
Same-Store Effective Ticket Price(1)	$29	$27	7.4%	$35	$33	6.1%
Same-Store Revenue per Attraction Visitor(1)	$39	$36	8.3%	$46	$42	9.5%
Same-Store Attraction Visitors(1)	271,371	280,028	-3.1%	2,348,069	2,443,624	-3.9%
Same-Store RevPAR(2)	$57	$51	11.8%	$150	$142	5.6%
Same-Store Room Nights Available(2)	41,048	41,249	-0.5%	234,938	230,710	1.8%

(1)

Same-store effective ticket price is calculated as revenue from the sale of attraction tickets divided by the total number of tickets sold for all comparable Pursuit attractions, expressed on a constant currency basis. Same-store revenue per attraction visitor is a similar measure but also takes into consideration ancillary revenue derived from food and beverage and retail offerings at the comparable attractions.  Comparable attractions are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the measures shown above do not include the FlyOver Iceland attraction (opened August 2019).

(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the fourth quarter and full year measures shown above do not include the Mountain Park Lodges (acquired June 2019), the Belton Chalet (acquired May 2019), and the West Glacier RV Park & Cabins (opened July 2019). The full year measures above also exclude the Mount Royal Hotel (closed for renovations due to fire and re-opened in July 2018).

Pursuit Full Year

•

Full year Pursuit revenue of $222.8 million increased $37.5 million (20.3%) year-over-year. On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased $19.8 million (10.7%) primarily due to the opening of several new build and refresh projects as well as stronger performance from our existing assets.

o

Pursuit successfully opened the refreshed food and beverage and retail offerings at Maligne Canyon and Maligne Lake (May), the 36-room expansion at the Windsong Lodge (June), the renovated Glacier View Lodge (June), the West Glacier RV Park & Cabin Village (July), and the FlyOver Iceland attraction (late August).

o

Full year same-store revenue per attraction visitor increased 9.5% year-over-year primarily driven by higher effective ticket prices and ancillary revenues at our recently refreshed experiences and dynamic pricing. The decrease in same-store attraction

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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visitors year-over-year was primarily due to softer visitation from select long-haul markets at certain attractions.
o	Full year same-store RevPAR increased by 5.6% year-over-year primarily due to higher average daily rates at our refreshed properties and our revenue management efforts.
•

Full year Pursuit adjusted segment operating income of $58.0 million* increased $8.1 million year-over-year. Organic adjusted segment operating income of $51.5 million* increased $1.6 million primarily due to the increase in revenue, partially offset by additional costs to support continued expansion of the business, including an increase of $2.0 million in depreciation and amortization expense.

•

Mountain Park Lodges (acquired in June) and the Belton Chalet (acquired in May) contributed $19.9 million in revenue and $9.5 million in adjusted segment EBITDA ($6.0 million of EBITDA attributable to Viad shareholders).

•	Exchange rate variances had a negative impact of $2.1 million on revenue and $0.2 million on adjusted segment operating income.

Pursuit Fourth Quarter

•

Fourth quarter Pursuit revenue of $21.7 million increased $6.5 million (43.1%) year-over-year. On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased $2.8 million (18.2%) during the seasonally slow quarter primarily due to the opening of the FlyOver Iceland attraction as well as additional revenue captured at our recently refreshed properties.

•

Fourth quarter Pursuit adjusted segment operating loss of $8.8 million* increased $4.1 million year-over-year. Organic adjusted segment operating loss of $7.9 million* increased $3.1 million primarily due to additional costs to support the growth initiatives of the business, including an increase of $1.8 million in depreciation and amortization expense.

•	Mountain Park Lodges (acquired on June 8, 2019) and the Belton Chalet (acquired on May 21, 2019) contributed $3.8 million in revenue and $0.2 million in adjusted segment EBITDA.

Cash Flow / Capital Structure

•	Our cash flow from operations was $7.0 million for the fourth quarter and $108.1 million for the full year.
•

Our capital expenditures for the quarter totaled $15.3 million, comprising $9.0 million for Pursuit and $6.3 million for GES. For the full year, our capital expenditures totaled $76.1 million, comprising $49.9 million for Pursuit and $26.2 million for GES (inclusive of about $35 million for growth projects at Pursuit and $10 million for growth projects at GES).

•

During the second quarter, we acquired the Mountain Park Lodges properties and the Belton Chalet for an aggregate purchase price of approximately $79 million. In the third quarter, we acquired a 51% controlling interest in a new geothermal lagoon attraction for approximately $13 million.

•

Our return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share) and $8.1 million for the full year.  We had 600,067 shares remaining under our current repurchase authorization at December 31, 2019.

•	Our debt proceeds (net) totaled $13.6 million for the quarter and $84.7 million for the full year.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	Our cash and cash equivalents were $62.0 million, debt was $342.3 million, and our debt-to-capital ratio was 39.0% at December 31, 2019.

Business Outlook

As it is difficult to ascertain the severity or duration of travel disruptions caused by the Coronavirus at this time, our guidance below assumes the Coronavirus will have minimal impact on our first quarter and full year results.

2020 Full Year Guidance

•	We expect consolidated revenue to increase at a low-double digit rate from 2019 full year revenue, driven by growth at both GES and Pursuit.
•	We expect consolidated adjusted segment EBITDA to be in the range of $195 million to $206 million, as compared to $152.7 million* in 2019.
•	The outlook for our business units is as follows:
	GES	Pursuit
$ in millions
Revenue	Up low-double digits (from $1,149 in 2019)	Up 12% to 17% (from $223 in 2019)
Adjusted Segment EBITDA	$109 to $114 (vs. $71.5* in 2019)	$86 to $92 (vs. $81.2* in 2019)
Depreciation & Amortization	$35 to $36	$28 to $29
Adjusted Segment Operating Income	$74 to $78 (vs. $35.9* in 2019)	$58 to $63 (vs. $58.0* in 2019)
Capital Expenditures	$30 to $34 (inclusive of about $10 for growth projects)	$63 to $65 (inclusive of about $45 for growth projects)

•

Our guidance assumes that exchange rates during 2020 will approximate $0.76 U.S. Dollars per Canadian Dollar and $1.30 U.S. Dollars per British Pound.  As compared to 2019, we do not expect exchange rate variances to have a meaningful impact on 2020 full year growth.

•

We expect GES show rotation to have a net positive impact on full year revenue of about $100 million versus 2019.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Est.	Q2 Est.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$60	$(25)	$75	$(10)	$100
•	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
•

We expect Pursuit’s 2020 growth to be fueled primarily by investments to support our Refresh, Build, Buy strategy, including incremental revenue of $19 million to $21 million from Mountain Park Lodges (acquired June 2019) and FlyOver Iceland (opened late August 2019).  Additionally, we expect to realize mid-single digit to high-single digit revenue growth across the rest of our attractions and hospitality assets.

•

We expect start-up costs of $5 million to $6 million related to the development of new Pursuit attractions during 2020. These costs primarily represent non-cash lease expense due to straight-line accounting recognition, and are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	We expect corporate activities expense to approximate $10 million to $11 million.
•	We expect our effective tax rate on income before other items to approximate 27%.

2020 First Quarter Guidance

			2020 Guidance(1)
	2019		Low End	High End
	$ in millions, except per share data
Revenue:
GES	$274.9		$335	to	$350
Pursuit	10.7		$15	to	$18
Adjusted Segment Operating Income (Loss):
GES	$1.7	*	$23	to	$26
Pursuit	(12.8)	*	(18.5)	to	(16)

Loss per Share Before Other Items	$(0.51)	*	$0.01	to	$0.16

(1)	We do not expect exchange rate variances versus 2019 to have a meaningful impact to 2020 first quarter results.
•	We expect GES first quarter results to increase primarily due to positive show rotation and continued new business wins.
•

We expect the Mountain Park Lodges acquisition and FlyOver Iceland to contribute first quarter revenue of $4 million to $6 million.  We expect Pursuit first quarter operating results to decrease primarily due to additional costs and investments to support continued expansion of the business, including an increase of about $3 million in depreciation and amortization expense.

Conference Call and Web Cast

We will hold a conference call with investors and analysts to review 2019 fourth quarter and full year results on Thursday, February 6, 2020 at 5:00 p.m. (ET). To join the live conference, call (888) 426-8929, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (800) 759-4661 or (402) 998-0482 (no passcode is required), or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, Las Vegas (expected opening in 2021), and Toronto (expected opening in 2022) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	the impact of recent U.S. tax legislation;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenue:
GES:
North America	$237,126	$225,980	$11,146	4.9%	$936,032	$909,790	$26,242	2.9%
EMEA	68,524	61,031	7,493	12.3%	233,591	218,247	15,344	7.0%
Intersegment eliminations	(6,010)	(5,252)	(758)	-14.4%	(20,741)	(17,140)	(3,601)	-21.0%
Total GES	299,640	281,759	17,881	6.3%	1,148,882	1,110,897	37,985	3.4%
Pursuit	21,694	15,157	6,537	43.1%	222,813	185,287	37,526	20.3%
Total revenue	$321,334	$296,916	$24,418	8.2%	$1,371,695	$1,296,184	$75,511	5.8%

Segment operating income (loss):
GES:
North America	$5,024	$4,926	$98	2.0%	$27,659	$29,981	$(2,322)	-7.7%
EMEA	5,499	3,931	1,568	39.9%	8,274	9,621	(1,347)	-14.0%
Total GES	10,523	8,857	1,666	18.8%	35,933	39,602	(3,669)	-9.3%
Pursuit	(10,400)	(4,855)	(5,545)	**	54,310	48,915	5,395	11.0%
Segment operating income	123	4,002	(3,879)	-96.9%	90,243	88,517	1,726	1.9%
Corporate eliminations	18	16	2	12.5%	67	67	—	0.0%
Corporate activities (Note A)	(3,070)	(2,464)	(606)	-24.6%	(10,865)	(10,993)	128	1.2%
Restructuring charges (Note B)	(1,535)	(588)	(947)	**	(8,380)	(1,587)	(6,793)	**
Impairment (charges) recoveries (Note C)	(5,346)	—	(5,346)	**	(5,346)	35	(5,381)	**
Legal settlement (Note D)	—	—	—	**	(8,500)	—	(8,500)	**
Pension plan withdrawal (Note E)	(185)	—	(185)	**	(15,693)	—	(15,693)	**
Other expense	(394)	(436)	42	9.6%	(1,586)	(1,744)	158	9.1%
Net interest expense (Note F)	(4,478)	(2,493)	(1,985)	-79.6%	(13,830)	(9,286)	(4,544)	-48.9%
Income (loss) from continuing operations before income taxes	(14,867)	(1,963)	(12,904)	**	26,110	65,009	(38,899)	-59.8%
Income tax (expense) benefit (Note G)	8,355	(1,813)	10,168	**	(2,506)	(17,095)	14,589	85.3%
Income (loss) from continuing operations	(6,512)	(3,776)	(2,736)	-72.5%	23,604	47,914	(24,310)	-50.7%
Income (loss) from discontinued operations (Note H)	(113)	1,078	(1,191)	**	(81)	1,481	(1,562)	**
Net income (loss)	(6,625)	(2,698)	(3,927)	**	23,523	49,395	(25,872)	-52.4%
Net income (loss) attributable to noncontrolling interest	1,020	348	672	**	(2,309)	(542)	(1,767)	**
Net loss attributable to redeemable noncontrolling interest	177	28	149	**	821	317	504	**
Net income (loss) attributable to Viad	$(5,428)	$(2,322)	$(3,106)	**	$22,035	$49,170	$(27,135)	-55.2%

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$(5,315)	$(3,400)	$(1,915)	-56.3%	$22,116	$47,689	$(25,573)	-53.6%
Income (loss) from discontinued operations (Note H)	(113)	1,078	(1,191)	**	(81)	1,481	(1,562)	**
Net income (loss)	$(5,428)	$(2,322)	$(3,106)	**	$22,035	$49,170	$(27,135)	-55.2%

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.30)	$(0.17)	$(0.13)	-76.5%	$1.02	$2.33	$(1.31)	-56.2%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.05	(0.06)	**	—	0.07	(0.07)	-100.0%
Net income (loss) attributable to Viad common shareholders	$(0.31)	$(0.12)	$(0.19)	**	$1.02	$2.40	$(1.38)	-57.5%

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.30)	$(0.17)	$(0.13)	-76.5%	$1.02	$2.33	$(1.31)	-56.2%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.05	(0.06)	**	—	0.07	(0.07)	-100.0%
Net income (loss) attributable to Viad common shareholders	$(0.31)	$(0.12)	$(0.19)	**	$1.02	$2.40	$(1.38)	-57.5%

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,196	20,112	84	0.4%	20,146	20,168	(22)	-0.1%
Weighted-average outstanding and potentially dilutive common shares	20,196	20,112	84	0.4%	20,284	20,404	(120)	-0.6%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

(A)

Corporate Activities — The increase in corporate activities expense during the three months ended December 31, 2019 relative to 2018 was primarily due to higher performance-based compensation expense driven by our stock price appreciation relative to December 31, 2018 and higher acquisition transaction-related costs in 2019. The decrease in corporate activities expense during the twelve months ended December 31, 2019 relative to 2018 was primarily due to a gain on sale of corporate fixed assets and foreign currency exchange, offset in part by higher acquisition transaction-related costs in 2019.

(B)

Restructuring Charges — Restructuring charges during 2019 were primarily related to the elimination of certain positions at GES, our corporate headquarters, and Pursuit, in addition to facility consolidations at GES. Restructuring charges during 2018 were primarily related to the elimination of certain positions at GES and Pursuit.

(C)

Impairment (Charges) Recoveries — We recorded asset impairment charges of $5.3 million during the fourth quarter of 2019 primarily related to our audio-visual production business in the United Kingdom.

(D)	Legal Settlement — During 2019, we recorded a charge to resolve a legal dispute at GES involving a former industry contractor.
(E)

Pension Plan Withdrawal — During 2019, we finalized the terms of a new collective-bargaining agreement with the Teamsters 727 union. The terms included a withdrawal from the under-funded Central States Pension Plan. Accordingly, we recorded a charge of $15.5 million, which represents the estimated present value of future contributions we will be required to make to the plan as a result of this withdrawal from the plan.

(F)	Net Interest Expense — The increase in net interest expense for the three and twelve months ended December 31, 2019 relative to 2018 was primarily due to higher debt balances in 2019.
(G)

Income Tax (Expense) Benefit — Our effective income tax rate for the twelve months ended December 31, 2019 and 2018 was 10% and 26%, respectively.  The decrease in the effective rate was primarily related to a $4.5 million benefit resulting from the re-measurement of our Alberta deferred tax assets due to a statutory rate reduction, higher foreign tax credits generated, and lower state taxes, partially offset by the mix of domestic versus foreign income, which is taxed at higher rates.

(H)

Income (Loss) from Discontinued Operations — Loss from discontinued operations during the three and twelve months ended December 31, 2019 was primarily related to legal expenses related to previously sold operations. Income from discontinued operations during the three and twelve months ended December 31, 2018 was primarily related to a favorable legal settlement related to previously sold operations, offset in part by legal expenses related to previously sold operations.

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Net income (loss) attributable to Viad	$(5,428)	$(2,322)	$(3,106)	**	$22,035	$49,170	$(27,135)	-55.2%
Less: Allocation to nonvested shares	—	—	—	**	(156)	(461)	305	66.2%
Adjustment to the redemption value of redeemable noncontrolling interest	(788)	(77)	(711)	**	(1,318)	(251)	(1,067)	**
Net income (loss) allocated to Viad common shareholders	$(6,216)	$(2,399)	$(3,817)	**	$20,561	$48,458	$(27,897)	-57.6%

Weighted-average outstanding common shares	20,196	20,112	84	0.4%	20,146	20,168	(22)	-0.1%

Basic income (loss) per common share attributable to Viad common shareholders	$(0.31)	$(0.12)	$(0.19)	**	$1.02	$2.40	$(1.38)	-57.5%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(5,428)	$(2,322)	$(3,106)	**	$22,035	$49,170	$(27,135)	-55.2%
(Income) loss from discontinued operations attributable to Viad	113	(1,078)	1,191	**	81	(1,481)	1,562	**
Income (loss) from continuing operations attributable to Viad	(5,315)	(3,400)	(1,915)	-56.3%	22,116	47,689	(25,573)	-53.6%
Restructuring charges, pre-tax	1,535	588	947	**	8,380	1,587	6,793	**
Impairment charges (recoveries), pre-tax	5,346	—	5,346	**	5,346	(35)	5,381	**
Legal settlement, pre-tax	—	—	—	**	8,500	—	8,500	**
Pension plan withdrawal, pre-tax	185	—	185	**	15,693	—	15,693	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	2,089	254	1,835	**	5,600	1,724	3,876	**
Tax benefit on above items	(2,022)	(190)	(1,832)	**	(10,540)	(742)	(9,798)	**
Adjustment related to Tax Reform	—	—	—	**	—	(3,109)	3,109	-100.0%
(Favorable) unfavorable tax matters	(2,066)	941	(3,007)	**	(4,171)	941	(5,112)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	(28)	28	-100.0%	(518)	(317)	(201)	-63.4%
Income (loss) before other items	$(248)	$(1,835)	$1,587	86.5%	$50,406	$47,738	$2,668	5.6%

(per diluted share)
Income (loss) before other items:
Net income (loss) attributable to Viad	$(0.31)	$(0.12)	$(0.19)	**	$1.02	$2.40	$(1.38)	-57.5%
(Income) loss from discontinued operations attributable to Viad	0.01	(0.05)	0.06	**	—	(0.07)	0.07	-100.0%
Income (loss) from continuing operations attributable to Viad	(0.30)	(0.17)	(0.13)	-76.5%	1.02	2.33	(1.31)	-56.2%
Restructuring charges, pre-tax	0.08	0.03	0.05	**	0.41	0.08	0.33	**
Impairment charges (recoveries), pre-tax	0.26	—	0.26	**	0.26	—	0.26	**
Legal settlement, pre-tax	—	—	—	**	0.42	—	0.42	**
Pension plan withdrawal, pre-tax	0.01	—	0.01	**	0.77	—	0.77	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.10	0.01	0.09	**	0.28	0.08	0.20	**
Tax benefit on above items	(0.10)	(0.01)	(0.09)	**	(0.50)	(0.03)	(0.47)	**
Adjustment related to Tax Reform	—	—	—	**	—	(0.15)	0.15	-100.0%
(Favorable) unfavorable tax matters	(0.10)	0.05	(0.15)	**	(0.21)	0.05	(0.26)	**
Adjustment to the redemption value of redeemable noncontrolling interest	0.04	—	0.04	**	0.06	—	0.06	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	—	**	(0.03)	(0.02)	(0.01)	-50.0%
Income (loss) before other items	$(0.01)	$(0.09)	$0.08	88.9%	$2.48	$2.34	$0.14	6.0%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Adjusted EBITDA:
Net income (loss) attributable to Viad	$(5,428)	$(2,322)	$(3,106)	**	$22,035	$49,170	$(27,135)	-55.2%
(Income) loss from discontinued operations attributable to Viad	113	(1,078)	1,191	**	81	(1,481)	1,562	**
Impairment charges (recoveries), pre-tax	5,346	—	5,346	**	5,346	(35)	5,381	**
Interest expense	4,587	2,609	1,978	75.8%	14,199	9,640	4,559	47.3%
Income tax expense (benefit)	(8,355)	1,813	(10,168)	**	2,506	17,095	(14,589)	-85.3%
Depreciation and amortization	14,903	12,478	2,425	19.4%	58,964	56,842	2,122	3.7%
Other noncontrolling interest	(568)	13	(581)	**	(2,654)	(502)	(2,152)	**
Adjusted EBITDA	$10,598	$13,513	$(2,915)	-21.6%	$100,477	$130,729	$(30,252)	-23.1%

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended December 31,				Year ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Acquisition integration costs - GES[1]	$—	$—	—	**	$—	$155	$(155)	-100.0%
Acquisition integration costs - Pursuit[1]	752	—	$752	**	1,020	—	1,020	**
Acquisition transaction-related costs - Pursuit[1]	71	39	32	82.1%	425	136	289	**
Acquisition transaction-related costs - Corporate[2]	532	141	391	**	1,879	571	1,308	**
Acquisition start-up costs[1,3]	734	74	660	**	2,276	862	1,414	**
Acquisition-related and other non-recurring expenses, pre-tax	$2,089	$254	$1,835	**	$5,600	$1,724	$3,876	**

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or “FX Impact”) is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended December 31, 2019				Three months ended December 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$321,334	3,806	$(971)	$318,499	$296,916	$—	$296,916
Net loss attributable to Viad	$(5,428)				$(2,322)
Net loss attributable to noncontrolling interest	(1,020)				(348)
Net loss attributable to redeemable noncontrolling interest	(177)				(28)
(Income) loss from discontinued operations	113				(1,078)
Income tax expense (benefit)	(8,355)				1,813
Net interest expense	4,478				2,493
Other expense	394				436
Pension plan withdrawal	185				—
Impairment charges	5,346				—
Restructuring charges	1,535				588
Corporate activities expense	3,070				2,464
Corporate eliminations	(18)				(16)
Segment operating income (loss)	$123	$(1,727)	$(300)	$2,150	$4,002	$—	$4,002
Attraction start-up costs (B)	734	—	—	734	74	—	74
Integration costs	752	752	—	—	—	—	—
Acquisition transaction-related costs	71	—	—	71	39	—	39
Adjusted segment operating income (loss)	1,680	(975)	(300)	2,955	4,115	—	4,115
Segment depreciation	11,545	919	3	10,623	9,864	—	9,864
Segment amortization	3,302	238	2	3,062	2,557	—	2,557
Adjusted Segment EBITDA	$16,527	$182	$(295)	$16,640	$16,536	$—	$16,536
Adjusted Segment EBITDA attributable to noncontrolling interest	288	(31)	—	319	369	—	369
Adjusted segment EBITDA attributable to Viad	$16,815	$151	$(295)	$16,959	$16,905	$—	$16,905
Adjusted segment operating margin	0.5%	-25.6%	30.9%	0.9%	1.4%		1.4%
Adjusted segment EBITDA margin	5.1%	4.8%	30.4%	5.2%	5.6%		5.6%

GES:
Revenue	$299,640	$—	$(945)	$300,585	$281,759	$—	$281,759
Segment operating income	$10,523	$—	$(283)	$10,806	$8,857	$—	$8,857
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	10,523	—	(283)	10,806	8,857	—	8,857
Depreciation	6,036	—	(1)	6,037	6,759	—	6,759
Amortization	2,514	—	1	2,513	2,301	—	2,301
Adjusted segment EBITDA	$19,073	$—	$(283)	$19,356	$17,917	$—	$17,917
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$19,073	$—	$(283)	$19,356	$17,917	$—	$17,917
Adjusted segment operating margin	3.5%		29.9%	3.6%	3.1%		3.1%
Adjusted segment EBITDA margin	6.4%		29.9%	6.4%	6.4%		6.4%

GES North America:
Revenue	$237,126	$—	$(25)	$237,151	$225,980	$—	$225,980
Segment operating income	$5,024	$—	$(32)	$5,056	$4,926	$—	$4,926
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	5,024	—	(32)	5,056	4,926	—	4,926
Depreciation	4,704	—	1	4,703	5,505	—	5,505
Amortization	2,238	—	—	2,238	2,026	—	2,026
Adjusted segment EBITDA	$11,966	$—	$(31)	$11,997	$12,457	$—	$12,457
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$11,966	—	$(31)	$11,997	$12,457	$—	$12,457
Adjusted segment operating margin	2.1%		**	2.1%	2.2%		2.2%
Adjusted segment EBITDA margin	5.0%		**	5.1%	5.5%		5.5%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended December 31, 2019				Three months ended December 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$68,524	$—	$(920)	$69,444	$61,031	$—	$61,031
Segment operating income	$5,499	$—	$(251)	$5,750	$3,931	$—	$3,931
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	5,499	—	(251)	5,750	3,931	—	3,931
Depreciation	1,332	—	(2)	1,334	1,254	—	1,254
Amortization	276	—	1	275	275	—	275
Adjusted segment EBITDA	$7,107	$—	$(252)	$7,359	$5,460	$—	$5,460
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$7,107	$—	$(252)	$7,359	$5,460	$—	$5,460
Adjusted segment operating margin	8.0%		27.3%	8.3%	6.4%		6.4%
Adjusted segment EBITDA margin	10.4%		27.4%	10.6%	8.9%		8.9%

Pursuit:
Revenue	$21,694	3,806	$(26)	$17,914	$15,157	$—	$15,157
Segment operating loss	$(10,400)	$(1,727)	$(17)	$(8,656)	$(4,855)	$—	$(4,855)
Integration costs	752	752	—	—	—	—	—
Acquisition transaction-related costs	71	—	—	71	39	—	39
Acquisition start-up costs (B)	734	—	—	734	74	—	74
Adjusted segment operating loss	(8,843)	(975)	(17)	(7,851)	(4,742)	—	(4,742)
Depreciation	5,509	919	4	4,586	3,105	—	3,105
Amortization	788	238	1	549	256	—	256
Adjusted segment EBITDA	$(2,546)	$182	$(12)	$(2,716)	$(1,381)	$—	$(1,381)
Adjusted segment EBITDA attributable to noncontrolling interest	288	(31)	—	319	369	—	369
Adjusted segment EBITDA attributable to Viad	$(2,258)	$151	$(12)	$(2,397)	$(1,012)	$—	$(1,012)
Adjusted segment operating margin	-40.8%	-25.6%	65.4%	-43.8%	-31.3%		-31.3%
Adjusted segment EBITDA margin	-11.7%	4.8%	46.2%	-15.2%	-9.1%		-9.1%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas and Toronto.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2019				Year ended December 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$1,371,695	19,874	$(13,288)	$1,365,109	$1,296,184	$—	$1,296,184
Net income attributable to Viad	$22,035				$49,170
Net income attributable to noncontrolling interest	2,309				542
Net loss attributable to redeemable noncontrolling interest	(821)				(317)
(Income) loss from discontinued operations	81				(1,481)
Income tax expense	2,506				17,095
Net interest expense	13,830				9,286
Other expense	1,586				1,744
Legal settlement	8,500				—
Pension plan withdrawal	15,693				—
Impairment charges (recoveries)	5,346				(35)
Restructuring charges	8,380				1,587
Corporate activities expense	10,865				10,993
Corporate eliminations	(67)				(67)
Segment operating income	$90,243	$5,693	$(653)	$85,203	$88,517	$—	$88,517
Attraction start-up costs (B)	2,276	—	—	2,276	862	—	862
Integration costs	1,020	1,020	—	—	155	—	155
Acquisition transaction-related costs	425	—	(9)	434	136	—	136
Adjusted segment operating income	93,964	6,713	(662)	87,913	89,670	—	89,670
Segment depreciation	45,354	2,102	(472)	43,724	45,623	—	45,623
Segment amortization	13,381	662	(82)	12,801	10,993	—	10,993
Adjusted Segment EBITDA	$152,699	$9,477	$(1,216)	$144,438	$146,286	$—	$146,286
Adjusted segment EBITDA attributable to noncontrolling interest	(4,987)	(3,460)	(1)	(1,526)	(1,117)	—	(1,117)
Adjusted segment EBITDA attributable to Viad	$147,712	6,017	$(1,217)	$142,912	$145,169	—	$145,169
Adjusted segment operating margin	6.9%	33.8%	5.0%	6.4%	6.9%		6.9%
Adjusted segment EBITDA margin	11.1%	47.7%	9.2%	10.6%	11.3%		11.3%

GES:
Revenue	$1,148,882	$—	$(11,163)	$1,160,045	$1,110,897	$—	$1,110,897
Segment operating income	$35,933	$—	$(445)	$36,378	$39,602	$—	$39,602
Integration costs	—	—	—	—	155	—	155
Adjusted segment operating income	35,933	—	(445)	36,378	39,757	—	39,757
Depreciation	24,946	—	(226)	25,172	28,456	—	28,456
Amortization	10,635	—	(49)	10,684	9,470	—	9,470
Adjusted Segment EBITDA	$71,514	$—	$(720)	$72,234	$77,683	$—	$77,683
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$71,514	—	$(720)	$72,234	$77,683	—	$77,683
Adjusted segment operating margin	3.1%		4.0%	3.1%	3.6%		3.6%
Adjusted segment EBITDA margin	6.2%		6.4%	6.2%	7.0%		7.0%

GES North America:
Revenue	$936,032	$—	$(1,611)	$937,643	$909,790	$—	$909,790
Segment operating income	$27,659	$—	$(191)	$27,850	$29,981	$—	$29,981
Integration costs	—	—	—	—	155	—	155
Adjusted segment operating income	27,659	—	(191)	27,850	30,136	—	30,136
Depreciation	19,759	—	(23)	19,782	22,581	—	22,581
Amortization	9,563	—	—	9,563	8,275	—	8,275
Adjusted Segment EBITDA	$56,981	$—	(214)	$57,195	$60,992	$—	$60,992
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$56,981	—	$(214)	$57,195	$60,992	—	$60,992
Adjusted segment operating margin	3.0%		11.9%	3.0%	3.3%		3.3%
Adjusted segment EBITDA margin	6.1%		13.3%	6.1%	6.7%		6.7%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2019				Year ended December 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$233,591	$—	$(9,552)	$243,143	$218,247	$—	$218,247
Segment operating income	$8,274	$—	$(254)	$8,528	$9,621	$—	$9,621
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	8,274	—	(254)	8,528	9,621	—	9,621
Depreciation	5,187	—	(203)	5,390	5,875	—	5,875
Amortization	1,072	—	(49)	1,121	1,195	—	1,195
Adjusted Segment EBITDA	$14,533	$—	$(506)	$15,039	$16,691	$—	$16,691
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$14,533	$—	$(506)	$15,039	$16,691	$—	$16,691
Adjusted segment operating margin	3.5%		2.7%	3.5%	4.4%		4.4%
Adjusted segment EBITDA margin	6.2%		5.3%	6.2%	7.6%		7.6%

Pursuit:
Revenue	$222,813	$19,874	$(2,125)	$205,064	$185,287	$—	$185,287
Segment operating income	$54,310	$5,693	$(208)	$48,825	$48,915	$—	$48,915
Integration costs	1,020	1,020	—	—	—	—	—
Acquisition transaction-related costs	425	—	(9)	434	136	—	136
Acquisition start-up costs (B)	2,276	—	—	2,276	862	—	862
Adjusted segment operating income	58,031	6,713	(217)	51,535	49,913	—	49,913
Depreciation	20,408	2,102	(246)	18,552	17,167	—	17,167
Amortization	2,746	662	(33)	2,117	1,523	—	1,523
Adjusted Segment EBITDA	$81,185	$9,477	$(496)	$72,204	$68,603	—	$68,603
Adjusted segment EBITDA attributable to noncontrolling interest	(4,987)	(3,460)	(1)	(1,526)	$(1,117)	—	(1,117)
Adjusted segment EBITDA attributable to Viad	$76,198	$6,017	$(497)	$70,678	$67,486	$—	$67,486
Adjusted segment operating margin	26.0%	33.8%	10.2%	25.1%	26.9%		26.9%
Adjusted segment EBITDA margin	36.4%	47.7%	23.3%	35.2%	37.0%		37.0%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2019
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.89)	$0.67	$1.53	$(0.31)	$1.02
(Income) loss from discontinued operations attributable to Viad	0.01	(0.02)	0.01	0.01	—
Income (loss) from continuing operations attributable to Viad	(0.88)	0.65	1.54	(0.30)	1.02
Restructuring charges, pre-tax	0.03	0.22	0.08	0.08	0.41
Impairment charges, pre-tax	—	—	—	0.26	0.26
Legal settlement, pre-tax	0.42	—	—	—	0.42
Pension plan withdrawal, pre-tax	—	0.77	—	0.01	0.77
Acquisition-related costs and other non-recurring expenses, pre-tax	0.03	0.07	0.07	0.10	0.28
Tax benefit on above items	(0.11)	(0.27)	(0.03)	(0.10)	(0.50)
Adjustment related to Tax Reform	—	—	—	—	—
Unfavorable tax matters	—	—	(0.10)	(0.10)	(0.21)
Adjustment to the redemption value of noncontrolling interest	—	0.01	0.01	0.04	0.06
Net loss attributable to FlyOver Iceland noncontrolling interest	—	(0.01)	(0.01)	—	(0.03)
Income (loss) before other items	$(0.51)	$1.44	$1.56	$(0.01)	$2.48

	Q1 2019			FY 2019
Adjusted segment operating income (loss) and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income (loss) attributable to Viad			$(17,777)			$22,035
Net income (loss) attributable to noncontrolling interest			(420)			2,309
Net loss attributable to redeemable noncontrolling interest			(24)			(821)
Loss from discontinued operations			287			81
Income tax expense (benefit)			(7,595)			2,506
Net interest expense			2,817			13,830
Other expense, pre-tax			455			1,586
Legal settlement, pre-tax			8,500			8,500
Pension plan withdrawal, pre-tax			—			15,693
Impairment charges, pre-tax			—			5,346
Restructuring charges, pre-tax			688			8,380
Corporate activities expense			1,833			10,865
Corporate eliminations			(16)			(67)
Segment operating income (loss)	$1,743	$(12,995)	$(11,252)	$35,933	$54,310	$90,243
Attraction start-up costs	—	57	57	—	2,276	2,276
Integration costs	—	—	—	—	1,020	1,020
Acquisition transaction-related costs	—	185	185	—	425	425
Adjusted segment operating income (loss)	1,743	(12,753)	(11,010)	35,933	58,031	93,964
Segment depreciation	6,389	3,668	10,057	24,946	20,408	45,354
Segment amortization	2,766	307	3,073	10,635	2,746	13,381
Adjusted segment EBITDA	$10,898	$(8,778)	$2,120	$71,514	$81,185	$152,699
Adjusted Segment EBITDA attributable to noncontrolling interest	—	478	478	—	(4,987)	(4,987)
Adjusted segment EBITDA attributable to Viad	$10,898	$(8,300)	$2,598	$71,514	$76,198	$147,712